As filed with the Securities and Exchange Commission on January 29, 2025
Registration No. 333-277761

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Intrepid Potash, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-1501877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
707 17th Street, Suite 4200
Denver, Colorado 80202
(303) 296-3006
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

*Additional Registrants
(See Table of Additional Registrants below)

Matthew D. Preston
Chief Financial Officer
707 17th Street, Suite 4200
Denver, Colorado 80202
(303) 296-3006
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Ned A. Prusse
Perkins Coie LLP
1900 Sixteenth Street, Suite 1400
Denver, Colorado 80202
(303) 291-2300
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Non-accelerated filer ☐
Accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS
Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Intrepid Potash-Moab, LLC	Delaware	84-1535237
Intrepid Potash-New Mexico, LLC	New Mexico	20-0420705
Intrepid Potash-Wendover, LLC	Colorado	20-0818774

(1)
The address of each additional registrant is 707 17th Street, Suite 4200, Denver, Colorado 80202, and the telephone number of each additional registrant is (303) 296-3006.

EXPLANATORY NOTE
This Amendment No. 1 to the Registration Statement on Form S-3 (the “Registration Statement”) of Intrepid Potash, Inc. (the “Company”) is being filed solely to (a) update the “Information Incorporated by Reference” section of the Prospectus to include additional language regarding certain reports that are incorporated by reference herein, (b) make other general updates to the Registration Statement, and (c) provide an updated consent of the Company’s independent registered public accounting firm.
Except as described above, no changes have been made to the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 29, 2025

PROSPECTUS
Intrepid Potash, Inc.
$100,000,000
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Units

We may offer and sell from time to time in one or more offerings up to an aggregate of $100,000,000 of our common stock, preferred stock, debt securities (which may be guaranteed by one or more of our subsidiaries), warrants, units or any combination of the foregoing. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus with respect to such offering. You should read this prospectus and any prospectus supplement carefully before you invest.
The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution.”
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “IPI.” On January 28, 2025, the last reported sale price of our common stock on the NYSE was $26.22 per share.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus, and any applicable prospectus supplement, and in the documents that are incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”
This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.
Unless the context otherwise indicates, references in this prospectus to “Intrepid,” the “Company,” “we,” “us” and “our” are to Intrepid Potash, Inc. and its consolidated subsidiaries. The term “you” refers to a prospective investor.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, or our other public statements include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements in this prospectus, any applicable prospectus supplement, the documents incorporated by reference in each, or our other public statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements include statements about, among other things, our future results of operations and financial position, our business strategy and plans, our environmental, social, and governance initiatives and our objectives for future operations, among other things. In some cases, you can identify these statements by words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” and “continue.” Forward-looking statements are only predictions based on our current knowledge, expectations, and projections about future events.
These forward-looking statements are subject to a number of risks, uncertainties, and assumptions which are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file with the SEC after the date of this prospectus, each of which is incorporated by reference into this prospectus and any applicable prospectus supplement.
In addition, new risks emerge from time to time. It is not possible for our management to predict all risks that may cause actual results to differ materially from those contained in any forward-looking statements we may make. We urge you to consider the risks and uncertainties described in “Risk Factors” in the documents incorporated by reference in this prospectus, in any prospectus supplement and in the documents incorporated by reference therein.
In light of the risks, uncertainties, and assumptions discussed in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein, actual results could differ materially and adversely from those anticipated or implied in these forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, except as required by applicable law. You are advised, however, to consult any further disclosures we make in those Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K which we incorporate by reference, as well as in any prospectus supplement relating to this prospectus and other public filings with the SEC.

RISK FACTORS
An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

THE COMPANY
We are a diversified mineral company that delivers potassium, magnesium, sulfur, salt, and water products essential for customer success in agriculture, animal feed and the oil and gas industry. We are the only U.S. producer of muriate of potash (sometimes referred to as potassium chloride, KCl or potash), which is applied as an essential nutrient for healthy crop development, utilized in several industrial applications, and used as an ingredient in animal feed. In addition, we produce a specialty fertilizer, Trio®, which delivers three key nutrients, potassium, magnesium, and sulfate, in a single particle. We also provide water, magnesium chloride, brine and various oilfield products and services.
Our extraction and production operations are conducted entirely in the continental U.S. We produce potash from three solution mining facilities: our HB solution mine in Carlsbad, New Mexico, our solution mine in Moab, Utah, and our brine recovery mine in Wendover, Utah. We also operate our North compaction facility in Carlsbad, New Mexico, which compacts and granulates product from the HB mine. We produce Trio® from our conventional underground East mine in Carlsbad, New Mexico.
We have permitted, licensed, declared and partially adjudicated water rights in New Mexico under which we sell water primarily to support oil and gas development in the Permian Basin near our Carlsbad facilities. In May 2019, we acquired certain land, water rights, federal leases for cattle, and other related assets from Dinwiddie Cattle Company. We refer to these assets and operations as “Intrepid South.” Due to the strategic location of Intrepid South, part of our long-term operating strategy is selling small parcels of land, including restricted use agreements of surface or subsurface rights to customers, where such sales provide a solution to customers’ operations in the oil and gas industry.
Our principal offices are located at 707 17th Street, Suite 4200, Denver, Colorado 80202, and our telephone number is (303) 296-3006. Our website address is www.intrepidpotash.com. Information contained on, or that can be accessed through, our website is not incorporated into this prospectus or our other filings with the SEC, and does not form a part of this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes, which may include, among others, repayment or refinancing of debt, acquisitions, working capital, capital expenditures, and repurchases or redemptions of securities. We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only. This description is based upon our restated certificate of incorporation, as amended to date (our “certificate of incorporation”), our second amended and restated bylaws (our “bylaws”) and applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). This summary is not complete, and is qualified by reference to our certificate of incorporation and bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our certificate of incorporation, our bylaws and the applicable provisions of the DGCL for additional information.
Authorized Capital Stock
Our authorized capital stock consists of:
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40,000,000 shares of common stock, par value $0.001 per share; and

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20,000,000 shares of preferred stock, par value $0.001 per share.

As of January 28, 2025, we had 13,227,113 shares of common stock, and no shares of preferred stock, outstanding.
Common Stock
Voting Rights.   Each holder of common stock is entitled to one vote per share in the election of directors and on all matters to be voted on by stockholders except those matters on which a separate class of stockholders vote by class to the exclusion of the shares of common stock. Holders of common stock are not entitled to cumulative voting rights. Except as otherwise required by law or NYSE rules, matters to be voted on by stockholders must be approved by the vote of a majority of the votes cast with respect to the matter. Except as otherwise required by the DGCL, our certificate of incorporation or the voting rights granted to the holders of any preferred stock we subsequently issue, the holders of outstanding shares of common stock and preferred stock entitled to vote thereon, if any, will vote as one class with respect to all matters to be voted on by our stockholders.
Dividend Rights.   Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to declare dividends and only then at the times and in the amounts that our board of directors may determine.
Right to Receive Liquidation Distributions.   Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debts and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Other Provisions.   Holders of our common stock have no redemption, preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.
Preferred Stock
Our board of directors is authorized, without further stockholder approval, except as may be required by applicable NYSE rules, to issue from time to time up to an aggregate of 20,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights and terms, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series, which may be greater than the rights of the holders of the common stock. No shares of preferred stock are presently outstanding.
Anti-Takeover Effects of Certain Provisions of our Restated Certificate of Incorporation, our Second Amended and Restated Bylaws and Delaware Law
Our certificate of incorporation, our bylaws and the DGCL, which are summarized in the following paragraphs, contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our incumbent officers and directors. These provisions, summarized below, are expected to discourage and prevent coercive and hostile takeover practices and inadequate takeover bids, avoid costly takeover battles and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. These provisions are designed to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in the best interests of our stockholders. These provisions, however, may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.
Special Stockholder Meetings.   Under our certificate of incorporation and our bylaws, only our board of directors is able to call special meetings of stockholders.
Election and Removal of Directors.   Our certificate of incorporation and our bylaws contain provisions that establish specific procedures for appointing and removing members of the board of directors. Under our certificate of incorporation and our bylaws, our board is classified into three classes of directors and, under our bylaws, directors are elected by a majority of the votes cast in each election. Only one class of our directors stands for election at each annual meeting, and directors are elected to serve three-year terms. In addition, our certificate of incorporation and our bylaws provide that vacancies and newly created directorships on the board of directors are filled only by a majority of the directors then serving on the board (except as otherwise required by law). Our certificate of incorporation provides that directors may be removed only for cause.
Undesignated Preferred Stock.   The authorization of undesignated, or “blank check,” preferred stock would make it possible for our board of directors to issue preferred stock with voting or other rights or preferences superior to the rights of the holders of common stock, subject to certain conditions. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.
Requirements for Advance Notification of Stockholder Nominations and Proposals.   Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
No Stockholder Action by Written Consent.   Our certificate of incorporation does not permit stockholders to act by written consent without a meeting.
No Cumulative Voting.   Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our certificate of incorporation and our bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder is not able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.
Delaware Anti-Takeover Statute.   We are subject to Section 203 of the DGCL. Section 203 is an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is listed on the NYSE under the symbol “IPI.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES
We may issue debt securities and guarantees of debt securities from time to time under this prospectus. We will set forth in an accompanying prospectus supplement a description of the debt securities that may be offered under this prospectus. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:
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the title of the series of the offered debt securities;

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the price or prices at which the offered debt securities will be issued;

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any limit on the aggregate principal amount of the offered debt securities;

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the date or dates on which the principal of the offered debt securities will be payable;

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the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

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if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

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the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

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the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

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the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

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the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

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the denominations in which the offered debt securities will be issued;

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the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

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the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

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if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

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whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

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any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

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whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

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whether the offered debt securities will be senior or subordinated debt securities;

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any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

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any other specific terms of the offered debt securities.

Guarantees
Any debt securities may be guaranteed by one or more of our subsidiaries. Any guarantees under any series of debt securities will be described in the prospectus supplement relating thereto.

DESCRIPTION OF WARRANTS
We may, from time to time, issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable warrant agreement.
Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:
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the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants are to be sold separately or with other securities as parts of units;

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whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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the designation and terms of any equity securities purchasable upon exercise of the warrants;

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the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

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if applicable, the date from and after which any warrants issued with other securities and the related debt securities, preferred stock or common stock will be separately transferable;

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the number of shares of preferred stock or common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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if applicable, the nature and number of securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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any redemption or call provisions; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.
Any prospectus supplement related to any particular units will describe, among other things:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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if appropriate, any special U.S. federal income tax considerations applicable to the units; and

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any material provisions of the governing unit agreement that differ from those described above.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities and Guarantees of Debt Securities,” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby:
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directly to one or more purchasers;

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through agents;

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through dealers;

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through underwriters;

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through a combination of any of the above methods of sale; or

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through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.
The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions, at-the-market offerings and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.
Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.
If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.
We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Perkins Coie LLP, Denver, Colorado.
EXPERTS
The consolidated financial statements of Intrepid Potash, Inc. and its subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Information about the estimated quantities of our proven and probable reserves as of December 31, 2023, that has been incorporated by reference into this prospectus is based upon reserve reports prepared by us and reviewed and analyzed by RESPEC LLC, independent engineering reserve consultants, based on mine plans and other data furnished by us.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge over the Internet at the SEC’s website at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.intrepidpotash.com . The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement, as well as filings made under such sections after the date of the initial registration statement and prior to effectiveness of the registration statement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•
our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 7, 2024;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the Commission on May 9, 2024, August 6, 2024 and November 5, 2024, respectively;

•
our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 4, 2024, as supplemented by our amendment to proxy statement filed with the Commission on April 24, 2024;

•
our Current Reports on Form 8-K, filed with the Commission on March 29, 2024, April 11, 2024, April 17, 2024, May 21, 2024, July 10, 2024, September 16, 2024, October 4, 2024, December 2, 2024, and January 15, 2025; and

•
the description of our common stock as set forth in the Registration Statement on Form 8-A, filed with the SEC on April 16, 2008 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2023).

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address: Intrepid Potash, Inc., 707 17th Street, Suite 4200, Denver, Colorado 80202, (303) 296-3006, Attn: Investor Relations.

Intrepid Potash, Inc.
$100,000,000
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Units

PROSPECTUS

           , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The registrants’ estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.
SEC filing fee		$14,760
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Engineering fees and expenses		*
Transfer agent fees and expenses		*
Rating agency fees		*
Stock Exchange and Other Listing Fees		*
Miscellaneous		*
Total	$	*

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
Intrepid Potash, Inc.
Section 102 of the Delaware General Corporation Law (the “DGCL”) grants us the power to limit the personal liability of our directors or our stockholders for monetary damages for breach of a fiduciary duty. Article VI of our restated certificate of incorporation eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of the duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends); or for transactions from which the director derived improper personal benefit.
Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against certain costs and expenses, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article IX of our second amended and restated bylaws requires us to indemnify any current or former directors or officers to the fullest extent permitted by the DGCL, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise. Article IX also permits us to indemnify any current or former employees or agents to the fullest extent permitted by the DGCL, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon such terms and conditions, if any, as we deem appropriate.
Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. As permitted by Section 145 and Section 9.05 of our second amended and restated bylaws, we have obtained insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

We have entered into separate indemnification agreements with each of our directors and certain of our officers, which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our restated certificate of incorporation or second amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Intrepid Potash — Moab, LLC
Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company, subject to any restrictions that may be set forth in its limited liability company agreement, to indemnify its members and managers from and against any and all claims and demands.
Article VII of the amended and restated limited liability company agreement of Intrepid Potash — Moab, LLC requires it to indemnify any current or former managers or officers to the fullest extent permitted by the Delaware Limited Liability Company Act, and to pay expenses incurred in defending any such proceeding in advance of its final disposition. Article VII also permits Intrepid Potash — Moab, LLC to indemnify any current or former employees or agents to the same extent as required for managers and officers, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon such terms and conditions, if any, as we deem appropriate.
Intrepid Potash — New Mexico, LLC
Section 53-19-18 of the New Mexico Limited Liability Company Act provides that the articles of organization or an operating agreement of a New Mexico limited liability company may provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because he is or was a member or manager and for advancement of expenses, including costs of defense, prior to final disposition of such proceeding.
Article VII of the amended and restated operating agreement of Intrepid Potash — New Mexico, LLC requires it to indemnify any current or former managers or officers to the fullest extent permitted by the New Mexico Limited Liability Company Act, and to pay expenses incurred in defending any such proceeding in advance of its final disposition. Article VII also permits Intrepid Potash — New Mexico, LLC to indemnify any current or former employees or agents to the same extent as required for managers and officers, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon such terms and conditions, if any, as we deem appropriate.
Intrepid Potash — Wendover, LLC
Section 7-80-407 of the Colorado Limited Liability Company Act provides that a Colorado limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company.
Article VII of the amended and restated operating agreement of Intrepid Potash — Wendover, LLC requires it to indemnify any current or former managers or officers to the fullest extent permitted by the Colorado Limited Liability Company Act, and to pay expenses incurred in defending any such proceeding in advance of its final disposition. Article VII also permits Intrepid Potash — Wendover, LLC to indemnify any current or former employees or agents to the same extent as required for managers and officers, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon such terms and conditions, if any, as we deem appropriate.
Item 16.   Exhibits
The following documents are filed as exhibits to this Registration Statement:
Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
4.1	Restated Certificate of Incorporation of Intrepid Potash, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on April 25, 2008).
4.2	Certificate of Amendment to Restated Certificate of Incorporation of Intrepid Potash, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on May 26, 2016).
4.3	Certificate of Amendment to Restated Certificate of Incorporation of Intrepid Potash, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on August 14, 2020).
4.4	Second Amended and Restated Bylaws of Intrepid Potash, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on September 16, 2024).
4.5	Specimen Common Stock Certificate of Intrepid Potash, Inc. (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1 (File No. 333-148215) filed on April 7, 2008).
4.6*	Form of Certificate of Designations.
4.7*	Specimen of Preferred Stock Certificate.
4.8	Form of Indenture (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3ASR (File No. 333-266602) filed on August 5, 2022).
4.9*	Form of Note.
4.10*	Form of Warrant Agreement.
4.11*	Form of Unit Agreement.
5.1+	Opinion of Perkins Coie LLP.
23.1†	Consent of KPMG LLP.
23.2+	Consent of Perkins Coie LLP (included in Exhibit 5.1).
23.3+	Consent of Qualified Person.
24.1+	Powers of Attorney (included on signature pages hereto).
25.1#	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to the Indenture filed as Exhibit 4.8.
107+	Filing Fee Table.

†
Filed herewith.

+
Previously filed.

*
To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC to be incorporated by reference herein.

#
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.   Undertakings
(a)   The undersigned registrants hereby undertake:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(b)   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Intrepid Potash, Inc.’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 29, 2025.
INTREPID POTASH, INC.

By:
/s/ Kevin S. Crutchfield

Kevin S. Crutchfield
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin S. Crutchfield, Matthew D. Preston and Christina Sheehan, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Kevin S. Crutchfield Kevin S. Crutchfield	Director and Chief Executive Officer (Principal Executive Officer)	January 29, 2025
/s/ Matthew D. Preston Matthew D. Preston	Chief Financial Officer (Principal Financial Officer)	January 29, 2025
/s/ Cris Ingold Cris Ingold	Chief Accounting Officer (Principal Accounting Officer)	January 29, 2025
/s/ Barth E. Whitham Barth E. Whitham	Chair of the Board	January 29, 2025
/s/ Gonzalo M. Avendano Gonzalo M. Avendano	Director	January 29, 2025
/s/ Chris A. Elliott Chris A. Elliott	Director	January 29, 2025
/s/ Hugh E. Harvey, Jr. Hugh E. Harvey, Jr.	Director	January 29, 2025
/s/ Lori A. Lancaster Lori A. Lancaster	Director	January 29, 2025

Signature	Title	Date
/s/ Mary E. McBride Mary E. McBride	Director	January 29, 2025
/s/ William M. Zisch William M. Zisch	Director	January 29, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 29, 2025.
INTREPID POTASH — MOAB, LLC
By:
INTREPID POTASH, INC.,
as Sole Member and Manager

By:
/s/ Matthew D. Preston

Matthew D. Preston
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin S. Crutchfield, Matthew D. Preston and Christina Sheehan, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Kevin S. Crutchfield Kevin S. Crutchfield	Chief Executive Officer (Principal Executive Officer)	January 29, 2025
/s/ Matthew D. Preston Matthew D. Preston	Chief Financial Officer (Principal Financial Officer)	January 29, 2025
/s/ Cris Ingold Cris Ingold	Chief Accounting Officer (Principal Accounting Officer)	January 29, 2025
/s/ Matthew D. Preston Matthew D. Preston	Chief Financial Officer of Intrepid Potash, Inc., the Sole Member and Manager	January 29, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 29, 2025.
INTREPID POTASH — NEW MEXICO, LLC
By:
INTREPID POTASH, INC.,
as Sole Member and Manager

By:
/s/ Matthew D. Preston

Matthew D. Preston
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin S. Crutchfield, Matthew D. Preston and Christina Sheehan, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Kevin S. Crutchfield Kevin S. Crutchfield	Chief Executive Officer (Principal Executive Officer)	January 29, 2025
/s/ Matthew D. Preston Matthew D. Preston	Chief Financial Officer (Principal Financial Officer)	January 29, 2025
/s/ Cris Ingold Cris Ingold	Chief Accounting Officer (Principal Accounting Officer)	January 29, 2025
/s/ Matthew D. Preston Matthew D. Preston	Chief Financial Officer of Intrepid Potash, Inc., the Sole Member and Manager	January 29, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 29, 2025.
INTREPID POTASH — WENDOVER, LLC
By:
INTREPID POTASH, INC.,
as Sole Member and Manager

By:
/s/ Matthew D. Preston

Matthew D. Preston
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin S. Crutchfield, Matthew D. Preston and Christina Sheehan, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Kevin S. Crutchfield Kevin S. Crutchfield	Chief Executive Officer (Principal Executive Officer)	January 29, 2025
/s/ Matthew D. Preston Matthew D. Preston	Chief Financial Officer (Principal Financial Officer)	January 29, 2025
/s/ Cris Ingold Cris Ingold	Chief Accounting Officer (Principal Accounting Officer)	January 29, 2025
/s/ Matthew D. Preston Matthew D. Preston	Chief Financial Officer of Intrepid Potash, Inc., the Sole Member and Manager	January 29, 2025